UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2010

SECURE LUGGAGE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-162518	68-0677444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2375 East Camelback Road, 5th Floor, Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 387-4035

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2010, we entered into an Exclusive License Agreement with Secure Luggage Systems Inc., an Alberta company which developed and patented a baggage wrapping process. The Exclusive License Agreement gives our company the right to represent the technology and to manufacture systems representing the patented baggage wrapping process in exchange for the sum of $500,000 payable as $30,000 in cash and 1,175,000 common shares of our company’s common shares calculated at the value of $0.40 per share or market closing price as of the date of the agreement. Under the agreement, our company grants “piggy back” registration rights on 600,000 shares of the total 1,175,000 restricted common shares.

Item 9.01	Financial Statements and Exhibits

99.1	Exclusive License Agreement between the company and Secure Luggage Systems Inc. dated November 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE LUGGAGE SOLUTIONS INC.

/s/Donald G. Bauer
Donald G. Bauer
Chief Executive Officer and
Chief Financial Officer

November 15, 2010